Exhibit 3

                                                September 17, 1996

HTG Corp. Profit Sharing Plan
1420 Atlanta Financial Center
3343 Peachtree Road, N.E.
Suite 1420
Atlanta, Georgia 30326

Ladies and Gentlemen:

         The undersigned hereby purchases from you 25 shares (the "Shares") of the common stock, no par value, of Rhodes, Inc., a Georgia corporation, for the sum of $237.50.

         You hereby represent to the undersigned that you are the owner of the Shares free and clear of all liens and encumbrances and that you have the authority to sell the Shares to the undersigned.

         You agree to cause certificates for the Shares to be delivered to the undersigned as promptly as practical.

         Please indicate your agreement and acknowledgment of the foregoing by executing and returning a copy of this letter.

                                     Sincerely,

                                     HEILIG-MEYERS COMPANY

                                     By: /s/Roy B. Goodman
                                     ---------------------------------
                                     Name: Roy Goodman
                                     Title: Sr. Vice President-Finance

Accepted and Agreed:

HTG CORP. PROFIT SHARING PLAN

By: /s/ Holcombe T. Green Jr.
- ------------------------------

Name: _____________________

Title: ____________________


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